UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York	1-11238	13-3534162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 551-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On March 4, 2009, NYMAGIC, INC. (the “Company”) issued a press release reporting the financial results for its year and quarter ended December 31, 2008. A copy of the press release is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and is incorporated herein by reference.

On March 5, 2009, the Company held a conference call to discuss the financial results of the Company for its year and quarter ended December 31, 2008. A copy of the transcript of the call is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference. The transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009 Mark W. Blackman and Dennis H. Ferro were appointed to the Board of Directors (the “Board”) of the Company. The committees of the Board to which Messrs. Blackman and Ferro may be named have not yet been determined.

Mr. Ferro was awarded options to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan in connection with his appointment to the Board.

A copy of the Company’s press release announcing the appointment to the Board of Messrs. Blackman and Ferro is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 10, 2009, the Company issued a press release announcing that it had declared a dividend to shareholders of four cents per share, payable on April 7, 2009 to shareholders of record on March 31, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated March 4, 2009.
99.2	Transcript from year and quarter ended December 31, 2008 financial results conference call held on March 5, 2009.
99.3	Press Release, dated March 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMAGIC, INC.

By: /s/ Thomas J. Iacopelli
Name: Thomas J. Iacopelli
Title: Chief Financial Officer and
Treasurer

Dated: March 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 4, 2009.
99.2	Transcript from year and quarter ended December 31, 2008 financial results conference call held on March 5, 2009.
99.3	Press release, dated March 10, 2009.